Exhibit 99

ROCKY BRANDS, INC.

Company Contact:	Mike Brooks
Chief Executive Officer
(740) 753-1951

Investor Relations:	ICR, Inc.
Brendon Frey
(203) 682-8200

ROCKY BRANDS, INC. ANNOUNCES FOURTH QUARTER AND FISCAL 2016 RESULTS

Fourth Quarter Revenue Increased 2.6% to $67.0 Million

Funded Debt Decreased 38.5% Year-Over-Year to $14.6 Million

NELSONVILLE, Ohio, February 16, 2017 – Rocky Brands, Inc. (NASDAQ: RCKY) today announced financial results for its fourth quarter and year ended December 31, 2016.

Fourth Quarter 2016 Sales and Income

Fourth quarter net sales increased 2.6% to $67.0 million versus net sales of $65.3 million in the fourth quarter of 2015. The Company reported a fourth quarter net loss of $0.6 million, or ($0.09) per diluted share, compared to fourth quarter net income of $1.4 million, or $0.18 per diluted share in the year ago period. The fourth quarter of 2016 included a non-cash impairment charge related to the Creative Recreation brand of $3.0 million. Excluding this charge, fourth quarter 2016 net income was $1.3 million, or $0.18 per diluted share. (See below for a reconciliation of fourth quarter 2016 income per diluted share on a GAAP basis to a non-GAAP basis).

Fiscal Year 2016 Sales and Income

For fiscal year 2016, net sales decreased 3.4% to $260.3 million versus net sales of $269.3 million in fiscal year 2015. The Company reported a net loss of $2.1 million, or ($0.29) per diluted share, for fiscal year 2016, compared with net income of $6.6 million, or $0.87 per diluted share, for fiscal 2015. Excluding the $1.2 million reorganizational charge the company recorded in the third quarter 2016 and the aforementioned non-cash impairment charge related to the Creative Recreation brand, fiscal 2016 net income was $0.6 million, or $0.08 per diluted share. (See below for a reconciliation of fiscal year 2016 income per diluted share on a GAAP basis to a non-GAAP basis).

Mike Brooks, Chief Executive Officer, commented, “The fundamentals of our business continued to improve in the fourth quarter following a difficult start to 2016. While our full year results were disappointing, we’ve taken a number of actions that we believe will improve our earnings power going forward. These include reorganizing our sales teams and reducing headcount in order to lower our expense structure. We also improved the efficiency of our expanded domestic manufacturing facility which allows us to more profitably capitalize on the growing demand for military footwear. In addition, we recently signed a licensing agreement for the Creative Recreation brand in Europe that will help enhance our overall margins. As 2017 gets underway, I’m confident that the changes we’ve made to our operating strategies and leadership team in response to the challenges of the past 12-months have made us a stronger organization and better positions Rocky Brands to return greater value to its shareholders over the long-term.”

Fourth Quarter Review

Net sales for the fourth quarter increased 2.6% to $67.0 million compared to $65.3 million a year ago. Wholesale sales for the fourth quarter decreased 8.9% to $42.4 million compared to $46.5 million for the same period in 2015. Retail sales for the fourth quarter were $13.7 million compared to $13.5 million for the same period last year. Military segment sales for the fourth quarter increased 106.4% to $10.9 million compared to $5.3 million in the fourth quarter of 2015.

Gross margin in the fourth quarter of 2016 was $21.8 million, or 32.5% of sales, compared to $22.2 million, or 33.9% of sales, for the same period last year. The 140 basis point decrease was driven by the higher percentage of military sales which carry lower gross margins than wholesale and retail.

Selling, general and administrative (SG&A) expenses were $19.9 million compared to $20.2 million a year ago. The $0.3 million decrease in SG&A expenses was due primarily to lower compensation and lower advertising expenses, offset primarily by a $1.8 million increase in bad debt expense compared to a year ago. As a percent of sales, SG&A decreased 120 basis points to 29.8% of net sales compared to 31.0% sales last year.

Income from operations, excluding the aforementioned non-cash impairment charge, was $1.8 million, or 2.8% of net sales, compared to $1.9 million, or 3.0% of net sales a year ago.

Interest expense was $157,000, compared to $167,000 for the fourth quarter of 2015.

The Company’s funded debt decreased 38.5% or $9.1 million to $14.6 million at December 31, 2016 versus $23.7 million at December 31, 2015.

Inventory decreased 10.2%, or $7.8 million, to $69.2 million at December 31, 2016 compared with $77.0 million on the same date a year ago.

Conference Call Information

The Company’s conference call to review fourth quarter and fiscal 2016 results will be broadcast live over the internet today, Thursday, February 16, 2017 at 4:30 pm Eastern Time. The broadcast will be hosted at http://www.rockybrands.com.

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names including Rocky®, Georgia Boot®, Durango®, Lehigh®, Creative Recreation®, and the licensed brand Michelin®.

Safe Harbor Language

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management. These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2015 (filed March 3, 2016) and quarterly reports on Form 10-Q for the periods ended March 31, 2016 (filed April 29, 2016), June 30, 2016 (filed July 28, 2016), and September 30, 2016 (filed October 28, 2016). One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

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Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	December 31, 2016	December 31, 2015
	Unaudited	Audited
ASSETS:

CURRENT ASSETS:
Cash and cash equivalents	$4,480,505	$3,407,140
Trade receivables – net	40,844,583	44,549,207
Other receivables	688,251	583,479
Inventories	69,168,442	76,991,059
Income tax receivable	1,243,678	128,699
Deferred income taxes	1,633,353	1,031,818
Prepaid expenses	2,354,107	2,530,517
Total current assets	120,412,919	129,221,919
FIXED ASSETS – net	26,511,493	27,836,527
IDENTIFIED INTANGIBLES	33,415,694	36,547,873
OTHER ASSETS	232,509	258,812
TOTAL ASSETS	$180,572,615	$193,865,131

LIABILITIES AND SHAREHOLDERS' EQUITY:

CURRENT LIABILITIES:
Accounts payable	$11,589,040	$9,118,555
Accrued expenses:
Taxes - other	842,325	533,220
Other	5,288,546	5,096,441
Total current liabilities	17,719,911	14,748,216

LONG TERM DEBT	14,584,008	23,700,089
DEFERRED INCOME TAXES	12,999,153	13,000,609
DEFERRED LIABILITIES	176,219	295,676
TOTAL LIABILITIES	45,479,291	51,744,590

SHAREHOLDERS' EQUITY:
Common stock, no par value;
25,000,000 shares authorized; issued and outstanding December 31, 2016 - 7,421,455; December 31, 2015 - 7,567,271	69,291,637	70,882,392

Retained earnings	65,801,687	71,238,149

Total shareholders' equity	135,093,324	142,120,541

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$180,572,615	$193,865,131

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Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	Unaudited	Audited	Unaudited	Audited
NET SALES	$66,950,298	$65,266,028	$260,258,584	$269,302,023

COST OF GOODS SOLD	45,160,120	43,111,609	183,528,494	180,410,184

GROSS MARGIN	21,790,178	22,154,419	76,730,090	88,891,839

OPERATING EXPENSES
Selling, general and administrative expenses	19,946,312	20,221,612	75,631,490	78,402,079
Reorganizational charge	-	-	1,159,527	-
Impairment charge	3,000,000	-	3,000,000	-
Total operating expenses	22,946,312	20,221,612	79,791,017	78,402,079

INCOME (LOSS) FROM OPERATIONS	(1,156,134)	1,932,807	(3,060,927)	10,489,760

OTHER INCOME AND (EXPENSES):
Interest expense	(157,336)	(167,152)	(616,567)	(696,827)
Other – net	(23,857)	(8,732)	59,020	(105,433)
Total other - net	(181,193)	(175,884)	(557,547)	(802,260)

INCOME (LOSS) BEFORE INCOME TAXES	(1,337,327)	1,756,923	(3,618,474)	9,687,500

INCOME TAX EXPENSE (BENEFIT)	(703,078)	374,053	(1,479,078)	3,084,343

NET INCOME (LOSS)	$(634,249)	$1,382,870	$(2,139,396)	$6,603,157

INCOME PER SHARE
Basic	$(0.09)	$0.18	$(0.29)	$0.87
Diluted	$(0.09)	$0.18	$(0.29)	$0.87

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING
Basic	7,427,520	7,567,239	7,505,219	7,563,205
Diluted	7,427,520	7,578,190	7,505,219	7,574,172

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Reconciliation of Income per Diluted Share on a GAAP Basis to a Non-GAAP Basis

	Three Months Ended December 31, 2016
	(Unaudited)
	GAAP Basis	Reorganizational Charge	Impairment Charge	Non GAAP Basis
NET SALES	$66,950,298	$-	$-	$66,950,298

COST OF GOODS SOLD	45,160,120	-	-	45,160,120

GROSS MARGIN	21,790,178	-	-	21,790,178

OPERATING EXPENSES
Selling, general and administrative expenses	19,946,312	-	-	19,946,312
Reorganizational charge	-	-	-
Impairment charge	3,000,000	-	3,000,000	-
Total operating expenses	22,946,312	-	3,000,000	19,946,312

INCOME (LOSS) FROM OPERATIONS	(1,156,134)	-	(3,000,000)	1,843,866

OTHER INCOME AND (EXPENSES):
Interest expense	(157,336)	-	-	(157,336)
Other – net	(23,857)	-	-	(23,857)
Total other - net	(181,193)	-	-	(181,193)

INCOME (LOSS) BEFORE INCOME TAXES	(1,337,327)	-	(3,000,000)	1,662,673

INCOME TAX (BENEFIT) EXPENSE	(703,078)	-	(1,050,000)	346,922

NET INCOME (LOSS)	$(634,249)	$-	$(1,950,000)	$1,315,751

INCOME PER DILUTED SHARE	$(0.09)	$-	$(0.26)	$0.18

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING
Basic	7,427,520	7,427,520	7,427,520	7,427,520
Diluted	7,427,520	7,427,520	7,437,888	7,437,888

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Reconciliation of Income per Diluted Share on a GAAP Basis to a Non-GAAP Basis

	Twelve Months Ended December 31, 2016
	(Unaudited)
	GAAP Basis	Reorganizational Charge	Impairment Charge	Non GAAP Basis
NET SALES	$260,258,584	$-	$-	$260,258,584

COST OF GOODS SOLD	183,528,494	-	-	183,528,494

GROSS MARGIN	76,730,090	-	-	76,730,090

OPERATING EXPENSES
Selling, general and administrative expenses	75,631,490	-	-	75,631,490
Reorganizational charge	1,159,527	1,159,527	-	-
Impairment charge	3,000,000	-	3,000,000	-
Total operating expenses	79,791,017	1,159,527	3,000,000	75,631,490

INCOME (LOSS) FROM OPERATIONS	(3,060,927)	(1,159,527)	(3,000,000)	1,098,600

OTHER INCOME AND (EXPENSES):
Interest expense	(616,567)	-	-	(616,567)
Other – net	59,020	-	-	59,020
Total other - net	(557,547)	-	-	(557,547)

INCOME (LOSS) BEFORE INCOME TAXES	(3,618,474)	(1,159,527)	(3,000,000)	541,053

INCOME TAX (BENEFIT) EXPENSE	(1,479,078)	(405,834)	(1,050,000)	(23,244)

NET INCOME (LOSS)	$(2,139,396)	$(753,693)	$(1,950,000)	$564,297

INCOME PER DILUTED SHARE	$(0.29)	$(0.10)	$(0.26)	$0.08

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING
Basic	7,505,219	7,505,219	7,505,219	7,505,219
Diluted	7,505,219	7,519,414	7,519,414	7,519,414

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